Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports First Quarter 2012 Results

Revenue Up 14% Fueled by 47% Growth in Industrial Inkjet and 45% Growth in Productivity Software

Foster City, Calif. — April 19, 2012 — Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2012.

For the quarter ended March 31, 2012, the Company reported revenue of $160.1 million, up 14% compared to first quarter 2011 revenue of $140.1 million. First quarter 2012 non-GAAP net income was $14.2 million or $0.30 per diluted share, compared to non-GAAP net income of $13.5 million or $0.28 per diluted share for the same period in 2011. GAAP net income was $6.2 million or $0.13 per diluted share, compared to $6.2 million or $0.13 per diluted share for the same period in 2011.

“Our team delivered another great quarter, marking EFI’s ninth consecutive quarter of double-digit revenue growth, along with record inkjet, software, and recurring revenues,” said Guy Gecht, CEO of EFI. “We are very pleased with the solid execution in our seasonally low quarter and ahead of the industry’s largest tradeshow. At drupa we are set to unveil some amazing new technology that enables our customers to transform their businesses to target the growth areas of print and optimize their operations.”

For the second quarter of 2012, the company is expecting approximately 15% year-over-year revenue growth.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFITM (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth and new technology, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three months ended March 31, 2012 and 2011 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$160,056	$140,053
Cost of revenue	72,389	61,342

Gross profit	87,667	78,711
Operating expenses:
Research and development	30,899	27,471
Sales and marketing	30,917	28,248
General and administrative	12,902	13,157
Amortization of identified intangibles	4,184	3,420
Restructuring and other	1,084	1,347

Total operating expenses	79,986	73,643

Income from operations	7,681	5,068
Interest and other income, net	570	2,396

Income before income taxes	8,251	7,464
Provision for income taxes	(2,017)	(1,215)

Net income	$6,234	$6,249

Fully Diluted EPS calculation
Net income	$6,234	$6,249

Net income per diluted common share	$0.13	$0.13

Shares used in diluted per share calculation	47,359	48,445

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$6,234	$6,249

Amortization of identified intangibles	4,184	3,420
Stock based compensation expense — Cost of revenue	298	236
Stock based compensation expense — Research and development	1,563	877
Stock based compensation expense — Sales and marketing	756	885
Stock based compensation expense — General and administrative	2,049	3,173
Acquisition-related transaction costs	451	600
Restructuring and other	1,084	1,347

Tax effect of non-GAAP adjustments	(2,457)	(3,285)

Non-GAAP net income	$14,162	$13,502

Non-GAAP net income per diluted common share	$0.30	$0.28

Shares used in per share calculation	47,359	48,445

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$113,668	$120,058
Short-term investments	89,762	99,100
Accounts receivable, net	119,516	91,923
Inventories	56,494	44,788
Other current assets	34,898	20,792

Total current assets	414,338	376,661
Property and equipment, net	30,610	30,096
Restricted investments	56,850	56,850
Goodwill	188,927	164,323
Intangible assets, net	74,441	55,992
Other assets	53,732	55,812

Total assets	$818,898	$739,734

Liabilities & Stockholders’ equity
Accounts payable	$59,259	$46,965
Accrued and other liabilities	112,038	82,289
Income taxes payable	4,414	2,583

Total current liabilities	175,711	131,837
Contingent and other liabilities	12,503	3,427
Deferred tax liabilities	11,416	4,090
Long term taxes payable	37,702	35,597

Total liabilities	237,332	174,951
Total stockholders’ equity	581,566	564,783

Total liabilities and stockholders’ equity	$818,898	$739,734

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$6,234	$6,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,139	5,397
Deferred taxes	602	36
Excess tax benefit from stock-based compensation	(385)	(614)
Stock-based compensation	4,666	5,171
Other non-cash charges and adjustments	2,524	3,366
Changes in operating assets and liabilities	(10,161)	(8,481)

Net cash provided by operating activities	9,619	11,124

Cash flows from investing activities:
Purchases of short-term investments	(20,415)	(32,287)
Proceeds from sales and maturities of short-term investments	29,298	33,936
Purchases, net of proceeds from sales, of property and equipment	(1,307)	(2,655)
Businesses purchased, net of cash acquired	(28,759)	(11,044)
Proceeds from collection of notes receivable of acquired business	5,216	713

Net cash used for investing activities	(15,967)	(11,337)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,094	3,337
Purchases of treasury stock and net settlement of restricted stock	(1,680)	(6,057)
Repayment of acquired business debt	(5,547)	(210)
Excess tax benefit from stock-based compensation	385	614

Net cash used for financing activities	(748)	(2,316)

Effect of foreign exchange rate changes on cash and cash equivalents	706	105

Decrease in cash and cash equivalents	(6,390)	(2,424)
Cash and cash equivalents at beginning of year	120,058	126,363

Cash and cash equivalents at end of period	$113,668	$123,939

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenue by Operating Segment
Industrial Inkjet	$75,092	$51,035
Productivity Software (1)	24,069	16,654
Fiery	60,895	72,364

Total	$160,056	$140,053

Revenue by Geographic Area
Americas	$82,181	$74,192
EMEA	55,126	44,538
APAC	22,749	21,323
Japan	6,952	11,821
ROW	15,797	9,502

Total	$160,056	$140,053

(1)	Previously referred to as APPS. In Q1 2012, we changed the name of our APPS operating segment to “Productivity Software.”

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include acquisition-related transaction costs and costs to integrate such acquisitions into our business.

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Other acquisition-related expenses, which are included within Restructuring and other.

•	Stock-based compensation expense recognized in accordance with FASB Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation.

•	Non-recurring charges and gains consists of:

•	Restructuring related charges.

•	We have incurred Restructuring and other charges as we reduced the number and size of our facilities and the size of our workforce.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Tax effect of non-GAAP adjustments.

•

After excluding the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate. The expected annual non-GAAP income tax rate assumes that the U.S. federal research and development tax credit will be retroactively re-enacted in 2012.

•

We have excluded the recognition of interest expense accrued on prior year tax reserves of $0.1 million from our non-GAAP net income for the three months ended March 31, 2012 and 2011 to facilitate comparability of our operating performance from period to period.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.